                         [Letterhead of Mehta & Tengra]



                                                                    EXHIBIT 23.5



30 DECEMBER 1996


The Directors
Aramex International Limited
Regional Office
PO Box 960913
Amman
Jordan

Dear Sirs


ARAMEX (UK) INTERNATIONAL COURIER LTD AND ARAMEX INTERNATIONAL COURIER FRANCE
SARL



As Auditors to the above Companies, we hereby consent to the (i) use of our reports dated 15 August 1994, 25 May 1995 and 18 April 1996 respectively (except with respect to the cash flow statement as to which the date is 23 December
1996) for the years ended 31 December 1993, 31 December 1994 and 31 December 1995, respectively, relating to Aramex (U.K.) International Courier Ltd. and our report dated 30 December 1996 for the year ended 31 December 1995 relating to the financial statements of Aramex International Courier France Sarl, and (ii) all references of our firm included in or made a part of the Registration Statement on Form F-1 and related prospectus of Aramex International Limited.



We confirm that we are independent Auditors to Aramex (U.K.) International Courier Ltd and to Aramex International Courier France Sarl within the meaning of the Securities Act of 1933 and the applicable published rules and regulations thereunder.


Yours faithfully


/s/ Mehta & Tengra


MEHTA & TENGRA


London, United Kingdom